Exhibit 99.1

     Joint Filing. Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

     April 20, 2004

DAVID SOLOMON, TRUSTEE FOR BENEFIT OF JASON MICHAEL TAYLOR UNDER TRUST AGREEMENT DATED 3-2-1970
By:	/s/ David Solomon
David Solomon, Trustee

DAVID SOLOMON TRUSTEE, FOR BENEFIT OF RHONDA LEIGH TAYLOR UNDER TRUST AGREEMENT DATED 3-14-1972
By:	/s/ David Solomon
David Solomon, Trustee

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